UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

PNM Resources INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alvarado Square

Albuquerque, NM 87158

PNM Resources, Inc. Annual Meeting of Shareholders — May 19, 2009

Proxy Solicited on Behalf of the Board of Directors

(PNM Resources, Inc. Convertible Preferred Stock, Series A)

April 8, 2009

Dear Cascade Investment, L.L.C.

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc.   The meeting will be held on Tuesday, May 19, 2009, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico.  A map to the meeting location is included on the back page of the proxy statement for your reference.

As the holder of all of our outstanding 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A (“preferred stock”) on the record date of March 30, 2009, you are entitled to vote together with the holders of our common stock on all matters which are to be voted upon at the Annual Meeting by our shareholders, except the election of directors.  Each share of preferred stock is entitled to 10 votes at the Annual Meeting because each share of preferred stock is convertible into 10 shares of common stock, subject to certain anti-dilution requirements.

At the meeting, shareholders are being asked to:

•                  Elect nine (9) directors (only common shareholders will vote on this matter).

•                  Approve the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan.

•                  Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2009.

•                  Transact any other business properly brought up at the meeting.

The proxy statement and form of proxy were first made available to our shareholders on or about April 8, 2009.

Your vote is extremely important.  After reading the Proxy Statement, please vote, at your earliest convenience, by completing, signing and faxing the proxy card for the preferred stock to our tabulator, David Cary, BNY Mellon Shareowner Services at (214) 922-4455 so that it is received on or before Friday, May 15, 2009.  Please also mail the original completed proxy card to Mr. Cary in the enclosed envelope.  We are unable to offer voting of the preferred stock by telephone or the Internet and are providing you with paper copies of the proxy statement, 2008 summary annual report to shareholders, 2008 Form 10-K, and the proxy card for voting the preferred stock.  Please vote so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes.  Your continued interest in the business of PNM Resources, Inc. is appreciated and we hope you will be able to attend the Annual Meeting.

Sincerely,

Jeffry E. Sterba
Chairman of the Board and
Chief Executive Officer

Alvarado Square

Albuquerque, NM 87158

PNM Resources, Inc. Annual Meeting of Shareholders — May 19, 2009

Proxy Solicited on Behalf of the Board of Directors

(PNM Resources, Inc. Convertible Preferred Stock, Series A)

The undersigned appoints W.L. Hunt, R.R. Nordhaus and M.T. Pacheco and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote PNM Resources, Inc. Convertible Preferred Stock, Series A of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc. to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time on May 19, 2009, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting, except the election of directors.  Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR PROPOSALS 2 and 3.

Please complete, sign and fax this proxy card to our tabulator, David Cary, BNY Mellon Shareowner Services, at (214) 922-4455 so that it is received on or before Friday, May 15, 2009.  Please also mail the original completed proxy card to Mr. Cary in the enclosed envelope.

Cascade Investments L.L.C. does hereby vote the 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A in the following manner:

Proposal 2 - Approve the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3 - Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CASCADE INVESTMENT, L.L.C

By:
	Name:	Date
Title: